Issuer Free Writing Prospectus

Filed pursuant to Rule 433(d)

Registration No. 333-216167-01

July 31, 2017

American Airlines, Inc. (“American”)

2017-2 Pass Through Trusts

Pass Through Certificates, Series 2017-2

American is increasing the size of the 2017-2 EETC transaction in order to finance four additional Boeing 737 MAX 8 aircraft and three additional Embraer ERJ 175 LR aircraft (collectively, the “Additional Aircraft”). This free writing prospectus sets forth the corresponding material changes to American’s Preliminary Prospectus Supplement, dated July 31, 2017 (the “Supplement”), relating to the Certificates referred to below, and should be read together with the Supplement and the accompanying Prospectus dated February 22, 2017. Cross-references contained herein refer to the Supplement unless otherwise stated. Capitalized terms used herein and not otherwise defined have the meaning given to them in the Supplement. This free writing prospectus sets forth the principal amortization schedules and the loan to value ratio tables for the Equipment Notes related to the Additional Aircraft. The information herein supersedes any inconsistent information set forth in the Supplement.

Aircraft to be Financed:	Thirty total Aircraft, consisting of (a) the three Boeing 737-800 aircraft described in the Supplement, (b) the nine Boeing 737 MAX 8 aircraft described in the Supplement, including the four additional Boeing 737 MAX 8 aircraft described in Appendix III to the Supplement, (c) the three Boeing787-9 aircraft described in the Supplement and (d) the fifteen Embraer ERJ 175 LR aircraft described in the Supplement, including the three additional Embraer ERJ 175 LR aircraft described in Appendix III to the Supplement.

Aggregate Appraised Aircraft Value:	$1,433,276,667

Aggregate Face Amount of Class AA Certificates and Class A Certificates:	$796,898,000

Securities:	Class AA Pass Through Certificates, Series 2017-2 (“Class AA Certificates”)	Class A Pass Through Certificates, Series 2017-2 (“Class A Certificates”)

Face Amount:	$544,644,000	$252,254,000

Initial LTV (cumulative)(1)(2):	38.4%	56.2%

Highest LTV (cumulative)(2):	38.4%	56.2%

(1)	These percentages are calculated assuming that each of the Aircraft listed under “Equipment Notes and the Aircraft” below has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Aircraft as of April 15, 2018, the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering. In calculating these percentages, we have assumed the aggregate Assumed Aircraft Value of all such Aircraft is $1,417,472,652 as of such date. In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” in the Supplement declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes” in the Supplement and “Loan to Value Ratios” below. Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft” in the Supplement.
(2)	See “Loan to Value Ratios” below.

Equipment Notes and the Aircraft

The Trusts are expected to hold the Equipment Notes issued for, and secured by, each of the following 30 aircraft: (a) three Boeing 737-800 aircraft newly manufactured and scheduled for delivery to American from October 2017 to December 2017, (b) nine Boeing 737 MAX 8 aircraft newly manufactured and scheduled for delivery to American from September 2017 to April 2018, (c) three Boeing 787-9 aircraft newly manufactured and scheduled for delivery to American from November 2017 to February 2018 and (d) fifteen Embraer ERJ 175 LR aircraft delivered new to American from October 2015 to August 2016 (each such aircraft, an “Aircraft” and, collectively, the “Aircraft”). The “MAX” and “LR” designations are provided by the manufacturers and are not recognized by the FAA.

Each Embraer ERJ 175 LR aircraft (each, an “Owned Embraer Aircraft”) is currently owned by American, three of which are being leased to Compass Airlines, LLC (“Compass”), a regional carrier that operates such Embraer ERJ 175 LR aircraft on behalf of American in regional operations, and the remainder of which are being leased to Envoy Air, Inc. (“Envoy”), an affiliated regional carrier that operates such Embraer ERJ 175 LR aircraft on behalf of American in regional operations. American expects that each Boeing 737-800 aircraft, each Boeing 737-800 MAX 8 aircraft and each Boeing 787-9 aircraft (each, a “New Delivery Aircraft”) will be owned and operated by American and that each Owned Embraer Aircraft will continue to be owned by American and leased by Compass or Envoy, as applicable, which will continue to operate such Owned Embraer Aircraft on behalf of American in regional operations pursuant to a replacement lease entered into concurrently with the issuance of the Equipment Notes with respect to such Owned Embraer Aircraft. See “Description of the Aircraft and the Appraisals” in the Supplement for a description of each Aircraft to be financed with the proceeds of this offering.

Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and each of the Aircraft expected to secure such Equipment Notes. On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, American will enter into a secured debt financing with respect to each Aircraft on or prior to June 15, 2018 (or later under certain circumstances).

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)	Initial Principal Amount of Series AA Equipment Notes and Series A Equipment Notes	Appraised Value(2)	Latest Equipment Note Maturity Date
Boeing 737-800	N354PT	31275	October 2017	$26,293,000	$47,290,000	October 15, 2029
Boeing 737-800	N355PU	33348	November 2017	26,315,000	47,330,000	October 15, 2029
Boeing 737-800	N359PX	33349	December 2017	26,338,000	47,370,000	October 15, 2029
Boeing 737 MAX 8	N324RA	44459	September 2017	28,117,000	50,570,000	October 15, 2029
Boeing 737 MAX 8	N304RB	44463	October 2017	28,145,000	50,620,000	October 15, 2029
Boeing 737 MAX 8	N306RC	44465	November 2017	28,167,000	50,660,000	October 15, 2029
Boeing 737 MAX 8	N308RD	44446	December 2017	28,189,000	50,700,000	October 15, 2029
Boeing 737 MAX 8	N303RE	44447	February 2018	28,233,000	50,780,000	October 15, 2029
Boeing 737 MAX 8	N310RF	44451	February 2018	28,233,000	50,780,000	October 15, 2029
Boeing 737 MAX 8	N303RG	44448	March 2018	28,261,000	50,830,000	October 15, 2029
Boeing 737 MAX 8	N314RH	44449	April 2018	28,284,000	50,870,000	October 15, 2029
Boeing 737 MAX 8	N315RJ	44455	April 2018	28,284,000	50,870,000	October 15, 2029
Boeing 787-9(3)	N832AA	40638	November 2017	79,686,000	143,320,000	October 15, 2029
Boeing 787-9(3)	N833AA	40645	December 2017	79,752,000	143,440,000	October 15, 2029
Boeing 787-9(3)	N834AA	40653	February 2018	79,886,000	143,680,000	October 15, 2029
Embraer ERJ 175 LR	N215NN	17000511	October 2015	14,608,000	26,273,333	October 15, 2029
Embraer ERJ 175 LR	N216NN	17000513	October 2015	14,604,000	26,266,667	October 15, 2029
Embraer ERJ 175 LR	N217NN	17000515	November 2015	14,623,000	26,300,000	October 15, 2029
Embraer ERJ 175 LR	N220NN	17000523	November 2015	14,700,000	26,440,000	October 15, 2029
Embraer ERJ 175 LR	N221NN	17000525	December 2015	14,784,000	26,590,000	October 15, 2029
Embraer ERJ 175 LR	N222NS	17000528	December 2015	14,817,000	26,650,000	October 15, 2029
Embraer ERJ 175 LR	N223NN	17000529	December 2015	14,817,000	26,650,000	October 15, 2029
Embraer ERJ 175 LR	N224NN	17000536	February 2016	15,049,000	27,066,667	October 15, 2029
Embraer ERJ 175 LR	N225NN	17000537	February 2016	15,056,000	27,080,000	October 15, 2029
Embraer ERJ 175 LR	N234JW	17000566	June 2016	15,229,000	27,390,000	October 15, 2029
Embraer ERJ 175 LR	N235NN	17000567	June 2016	15,212,000	27,360,000	October 15, 2029
Embraer ERJ 175 LR	N236NN	17000572	July 2016	15,251,000	27,430,000	October 15, 2029
Embraer ERJ 175 LR	N237NN	17000575	July 2016	15,274,000	27,470,000	October 15, 2029
Embraer ERJ 175 LR	N238NN	17000584	August 2016	15,357,000	27,620,000	October 15, 2029
Embraer ERJ 175 LR	N239NN	17000586	August 2016	15,334,000	27,580,000	October 15, 2029

Total:				$796,898,000	$1,433,276,667

(1)	The indicated registration number, manufacturer’s serial number and scheduled delivery month for each New Delivery Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and the applicable aircraft manufacturer and financed under this offering. The delivery deadline for purposes of financing a New Delivery Aircraft pursuant to this offering is June 15, 2018 (or later under certain circumstances). The actual delivery date of any New Delivery Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft” in the Supplement. In addition, American has certain rights to finance a Substitute Aircraft in lieu of any New Delivery Aircraft if the delivery of such New Delivery Aircraft is delayed for more than 30 days after the last day of the month scheduled for delivery. See “Description of the Aircraft and the Appraisals—Substitute Aircraft” in the Supplement.
(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew (“mba,” and together with AISI and BK, the “Appraisers”)). In the case of each Aircraft owned by American as of the respective dates of the appraisals, such appraisals indicate the appraised base value of such Aircraft, adjusted to reflect the maintenance status of such Aircraft or otherwise take such maintenance status into account at or around the time of the related appraisal, and in the case of the Aircraft not yet delivered to American as of the respective dates of the appraisals, the appraisals indicate the appraised base value projected as of the scheduled delivery month for such Aircraft at the time of the related appraisal. The AISI appraisal is dated July 20, 2017, the BK appraisal is dated July 13, 2017 and the mba appraisal is dated July 14, 2017. The appraised values provided by AISI are presented as of June 30, 2017, and the appraised values provided by BK and mba are presented as of or around the respective dates of their appraisals in July 2017. The Appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals—The Appraisals” in the Supplement. An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft” in the Supplement.
(3)	This aircraft is approved for ETOPS.

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates, assuming that each of the Aircraft has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Aircraft, as of April 15, 2018 (the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering) and each Regular Distribution Date thereafter. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft” in the Supplement.

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security” in the Supplement. The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

Date	Aggregate Assumed Aircraft Value(1)	Pool Balance(2)		LTV(3)
		Class AA Certificates	Class A Certificates	Class AA Certificates	Class A Certificates
April 15, 2018	$1,417,472,652	$544,644,000.00	$252,254,000.00	38.4%	56.2%
October 15, 2018	1,395,701,487	529,905,322.70	245,427,684.68	38.0%	55.6%
April 15, 2019	1,373,930,322	515,166,645.40	238,601,369.36	37.5%	54.9%
October 15, 2019	1,352,159,158	500,427,968.10	231,775,054.04	37.0%	54.2%
April 15, 2020	1,330,387,993	485,689,290.80	224,948,738.72	36.5%	53.4%
October 15, 2020	1,308,616,828	470,950,613.50	218,122,423.40	36.0%	52.7%
April 15, 2021	1,286,845,663	456,211,936.20	211,296,108.08	35.5%	51.9%
October 15, 2021	1,265,074,499	441,473,258.90	204,469,792.76	34.9%	51.1%
April 15, 2022	1,243,303,334	426,734,581.60	197,643,477.44	34.3%	50.2%
October 15, 2022	1,221,532,169	411,995,904.30	190,817,162.12	33.7%	49.3%
April 15, 2023	1,199,761,004	397,257,227.00	183,990,846.80	33.1%	48.4%
October 15, 2023	1,177,989,840	382,518,549.70	177,164,531.48	32.5%	47.5%
April 15, 2024	1,156,218,675	367,779,872.40	170,338,216.16	31.8%	46.5%
October 15, 2024	1,134,447,510	353,041,195.10	163,511,900.84	31.1%	45.5%
April 15, 2025	1,112,676,345	338,302,517.80	156,685,585.52	30.4%	44.5%
October 15, 2025	1,090,905,180	323,563,840.50	149,859,270.20	29.7%	43.4%
April 15, 2026	1,069,134,016	308,825,163.20	143,032,954.88	28.9%	42.3%
October 15, 2026	1,047,362,851	294,086,485.90	136,206,639.56	28.1%	41.1%
April 15, 2027	1,025,591,686	279,347,808.60	129,380,324.24	27.2%	39.9%
October 15, 2027	1,003,820,521	264,609,131.30	122,554,008.92	26.4%	38.6%
April 15, 2028	982,049,357	249,870,454.00	115,727,693.60	25.4%	37.2%
October 15, 2028	960,278,192	235,131,776.70	108,901,378.28	24.5%	35.8%
April 15, 2029	938,507,027	220,393,099.40	102,075,062.96	23.5%	34.4%
October 15, 2029	916,735,862	—	—	0.0%	0.0%

(1)	In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” in the Supplement declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes” in the Supplement. Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft” in the Supplement.
(2)	The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to Certificateholders.
(3)	We obtained the LTVs for each class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class (together, in the case of the Class A Certificates, with the expected outstanding pool balance of the Class AA Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date will change if, among other things, any Equipment Notes are redeemed or purchased, if a default in payment on any Equipment Notes occurs, if a Substitute Aircraft is financed in lieu of any Aircraft to be financed pursuant to this offering or if any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by the Trusts.

Triggering Event

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $550 million) or (iii) certain bankruptcy or insolvency events involving American. (Intercreditor Agreement, Section 1.01)

Assumed Amortization Schedule and Resulting Pool Factors

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes held in each Trust and resulting Pool Factors, assuming that each Aircraft has been subjected to an Indenture on or prior to April 15, 2018 and all of the related Equipment Notes with respect to such Aircraft have been acquired by such Trust by such date. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, any Equipment Notes held in such Trust are redeemed or purchased, if a default in payment on any Equipment Note occurs, or if any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by such Trust.

	Class AA		Class A
Regular Distribution Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$0.00	1.0000000	$0.00	1.0000000
April 15, 2018	0.00	1.0000000	0.00	1.0000000
October 15, 2018	14,738,677.30	0.9729389	6,826,315.32	0.9729387
April 15, 2019	14,738,677.30	0.9458778	6,826,315.32	0.9458774
October 15, 2019	14,738,677.30	0.9188166	6,826,315.32	0.9188162
April 15, 2020	14,738,677.30	0.8917555	6,826,315.32	0.8917549
October 15, 2020	14,738,677.30	0.8646944	6,826,315.32	0.8646936
April 15, 2021	14,738,677.30	0.8376333	6,826,315.32	0.8376323
October 15, 2021	14,738,677.30	0.8105722	6,826,315.32	0.8105711
April 15, 2022	14,738,677.30	0.7835110	6,826,315.32	0.7835098
October 15, 2022	14,738,677.30	0.7564499	6,826,315.32	0.7564485
April 15, 2023	14,738,677.30	0.7293888	6,826,315.32	0.7293872
October 15, 2023	14,738,677.30	0.7023277	6,826,315.32	0.7023260
April 15, 2024	14,738,677.30	0.6752665	6,826,315.32	0.6752647
October 15, 2024	14,738,677.30	0.6482054	6,826,315.32	0.6482034
April 15, 2025	14,738,677.30	0.6211443	6,826,315.32	0.6211421
October 15, 2025	14,738,677.30	0.5940832	6,826,315.32	0.5940808
April 15, 2026	14,738,677.30	0.5670221	6,826,315.32	0.5670196
October 15, 2026	14,738,677.30	0.5399609	6,826,315.32	0.5399583
April 15, 2027	14,738,677.30	0.5128998	6,826,315.32	0.5128970
October 15, 2027	14,738,677.30	0.4858387	6,826,315.32	0.4858357
April 15, 2028	14,738,677.30	0.4587776	6,826,315.32	0.4587745
October 15, 2028	14,738,677.30	0.4317165	6,826,315.32	0.4317132
April 15, 2029	14,738,677.30	0.4046553	6,826,315.32	0.4046519
October 15, 2029	220,393,099.40	0.0000000	102,075,062.96	0.0000000

Loan to Value Ratio Tables

The following tables set forth the loan to Aircraft value ratios for the Series AA Equipment Notes and Series A Equipment Notes issued in respect of each Additional Aircraft that may be financed pursuant to this offering (i) at issuance and as of April 15, 2018, assuming such Aircraft has been subjected to the related Indenture and each Trust has purchased the applicable Equipment Notes as of April 15, 2018 (the first Regular Distribution Date that occurs after all Aircraft are expected to have been financed pursuant to this offering) and (ii) as of each Regular Distribution Date thereafter.

The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus, in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals—The Appraisals” and “Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes” in the Supplement.

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals” in the Supplement.

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft” in the Supplement.

A. Boeing 737 MAX 8

N310RF

		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$50,780,000.00	$19,296,000.00	38.0%	$8,937,000.00	55.6%
April 15, 2018	50,780,000.00	19,296,000.00	38.0%	8,937,000.00	55.6%
October 15, 2018	50,018,300.00	18,812,540.71	37.6%	8,713,084.39	55.0%
April 15, 2019	49,256,600.00	18,329,081.42	37.2%	8,489,168.78	54.4%
October 15, 2019	48,494,900.00	17,845,622.13	36.8%	8,265,253.17	53.8%
April 15, 2020	47,733,200.00	17,362,162.84	36.4%	8,041,337.56	53.2%
October 15, 2020	46,971,500.00	16,878,703.55	35.9%	7,817,421.95	52.6%
April 15, 2021	46,209,800.00	16,395,244.26	35.5%	7,593,506.34	51.9%
October 15, 2021	45,448,100.00	15,911,784.97	35.0%	7,369,590.73	51.2%
April 15, 2022	44,686,400.00	15,428,325.68	34.5%	7,145,675.12	50.5%
October 15, 2022	43,924,700.00	14,944,866.39	34.0%	6,921,759.51	49.8%
April 15, 2023	43,163,000.00	14,461,407.10	33.5%	6,697,843.90	49.0%
October 15, 2023	42,401,300.00	13,977,947.81	33.0%	6,473,928.29	48.2%
April 15, 2024	41,639,600.00	13,494,488.52	32.4%	6,250,012.68	47.4%
October 15, 2024	40,877,900.00	13,011,029.23	31.8%	6,026,097.07	46.6%
April 15, 2025	40,116,200.00	12,527,569.94	31.2%	5,802,181.46	45.7%
October 15, 2025	39,354,500.00	12,044,110.65	30.6%	5,578,265.85	44.8%
April 15, 2026	38,592,800.00	11,560,651.36	30.0%	5,354,350.24	43.8%
October 15, 2026	37,831,100.00	11,077,192.07	29.3%	5,130,434.63	42.8%
April 15, 2027	37,069,400.00	10,593,732.78	28.6%	4,906,519.02	41.8%
October 15, 2027	36,307,700.00	10,110,273.49	27.8%	4,682,603.41	40.7%
April 15, 2028	35,546,000.00	9,626,814.20	27.1%	4,458,687.80	39.6%
October 15, 2028	34,784,300.00	9,143,354.91	26.3%	4,234,772.19	38.5%
April 15, 2029	34,022,600.00	8,659,895.62	25.5%	4,010,856.58	37.2%
October 15, 2029	33,260,900.00	—	0.0%	—	0.0%

N303RG

		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$50,830,000.00	$19,315,000.00	38.0%	$8,946,000.00	55.6%
April 15, 2018	50,830,000.00	19,315,000.00	38.0%	8,946,000.00	55.6%
October 15, 2018	50,067,550.00	18,831,064.67	37.6%	8,721,858.89	55.0%
April 15, 2019	49,305,100.00	18,347,129.34	37.2%	8,497,717.78	54.4%
October 15, 2019	48,542,650.00	17,863,194.01	36.8%	8,273,576.67	53.8%
April 15, 2020	47,780,200.00	17,379,258.68	36.4%	8,049,435.56	53.2%
October 15, 2020	47,017,750.00	16,895,323.35	35.9%	7,825,294.45	52.6%
April 15, 2021	46,255,300.00	16,411,388.02	35.5%	7,601,153.34	51.9%
October 15, 2021	45,492,850.00	15,927,452.69	35.0%	7,377,012.23	51.2%
April 15, 2022	44,730,400.00	15,443,517.36	34.5%	7,152,871.12	50.5%
October 15, 2022	43,967,950.00	14,959,582.03	34.0%	6,928,730.01	49.8%
April 15, 2023	43,205,500.00	14,475,646.70	33.5%	6,704,588.90	49.0%
October 15, 2023	42,443,050.00	13,991,711.37	33.0%	6,480,447.79	48.2%
April 15, 2024	41,680,600.00	13,507,776.04	32.4%	6,256,306.68	47.4%
October 15, 2024	40,918,150.00	13,023,840.71	31.8%	6,032,165.57	46.6%
April 15, 2025	40,155,700.00	12,539,905.38	31.2%	5,808,024.46	45.7%
October 15, 2025	39,393,250.00	12,055,970.05	30.6%	5,583,883.35	44.8%
April 15, 2026	38,630,800.00	11,572,034.72	30.0%	5,359,742.24	43.8%
October 15, 2026	37,868,350.00	11,088,099.39	29.3%	5,135,601.13	42.8%
April 15, 2027	37,105,900.00	10,604,164.06	28.6%	4,911,460.02	41.8%
October 15, 2027	36,343,450.00	10,120,228.73	27.8%	4,687,318.91	40.7%
April 15, 2028	35,581,000.00	9,636,293.40	27.1%	4,463,177.80	39.6%
October 15, 2028	34,818,550.00	9,152,358.07	26.3%	4,239,036.69	38.5%
April 15, 2029	34,056,100.00	8,668,422.74	25.5%	4,014,895.58	37.2%
October 15, 2029	33,293,650.00	—	0.0%	—	0.0%

N314RH

		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$50,870,000.00	$19,331,000.00	38.0%	$8,953,000.00	55.6%
April 15, 2018	50,870,000.00	19,331,000.00	38.0%	8,953,000.00	55.6%
October 15, 2018	50,106,950.00	18,846,663.79	37.6%	8,728,683.51	55.0%
April 15, 2019	49,343,900.00	18,362,327.58	37.2%	8,504,367.02	54.4%
October 15, 2019	48,580,850.00	17,877,991.37	36.8%	8,280,050.53	53.8%
April 15, 2020	47,817,800.00	17,393,655.16	36.4%	8,055,734.04	53.2%
October 15, 2020	47,054,750.00	16,909,318.95	35.9%	7,831,417.55	52.6%
April 15, 2021	46,291,700.00	16,424,982.74	35.5%	7,607,101.06	51.9%
October 15, 2021	45,528,650.00	15,940,646.53	35.0%	7,382,784.57	51.2%
April 15, 2022	44,765,600.00	15,456,310.32	34.5%	7,158,468.08	50.5%
October 15, 2022	44,002,550.00	14,971,974.11	34.0%	6,934,151.59	49.8%
April 15, 2023	43,239,500.00	14,487,637.90	33.5%	6,709,835.10	49.0%
October 15, 2023	42,476,450.00	14,003,301.69	33.0%	6,485,518.61	48.2%
April 15, 2024	41,713,400.00	13,518,965.48	32.4%	6,261,202.12	47.4%
October 15, 2024	40,950,350.00	13,034,629.27	31.8%	6,036,885.63	46.6%
April 15, 2025	40,187,300.00	12,550,293.06	31.2%	5,812,569.14	45.7%
October 15, 2025	39,424,250.00	12,065,956.85	30.6%	5,588,252.65	44.8%
April 15, 2026	38,661,200.00	11,581,620.64	30.0%	5,363,936.16	43.8%
October 15, 2026	37,898,150.00	11,097,284.43	29.3%	5,139,619.67	42.8%
April 15, 2027	37,135,100.00	10,612,948.22	28.6%	4,915,303.18	41.8%
October 15, 2027	36,372,050.00	10,128,612.01	27.8%	4,690,986.69	40.7%
April 15, 2028	35,609,000.00	9,644,275.80	27.1%	4,466,670.20	39.6%
October 15, 2028	34,845,950.00	9,159,939.59	26.3%	4,242,353.71	38.5%
April 15, 2029	34,082,900.00	8,675,603.38	25.5%	4,018,037.22	37.2%
October 15, 2029	33,319,850.00	—	0.0%	—	0.0%

N315RJ

		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$50,870,000.00	$19,331,000.00	38.0%	$8,953,000.00	55.6%
April 15, 2018	50,870,000.00	19,331,000.00	38.0%	8,953,000.00	55.6%
October 15, 2018	50,106,950.00	18,846,663.79	37.6%	8,728,683.51	55.0%
April 15, 2019	49,343,900.00	18,362,327.58	37.2%	8,504,367.02	54.4%
October 15, 2019	48,580,850.00	17,877,991.37	36.8%	8,280,050.53	53.8%
April 15, 2020	47,817,800.00	17,393,655.16	36.4%	8,055,734.04	53.2%
October 15, 2020	47,054,750.00	16,909,318.95	35.9%	7,831,417.55	52.6%
April 15, 2021	46,291,700.00	16,424,982.74	35.5%	7,607,101.06	51.9%
October 15, 2021	45,528,650.00	15,940,646.53	35.0%	7,382,784.57	51.2%
April 15, 2022	44,765,600.00	15,456,310.32	34.5%	7,158,468.08	50.5%
October 15, 2022	44,002,550.00	14,971,974.11	34.0%	6,934,151.59	49.8%
April 15, 2023	43,239,500.00	14,487,637.90	33.5%	6,709,835.10	49.0%
October 15, 2023	42,476,450.00	14,003,301.69	33.0%	6,485,518.61	48.2%
April 15, 2024	41,713,400.00	13,518,965.48	32.4%	6,261,202.12	47.4%
October 15, 2024	40,950,350.00	13,034,629.27	31.8%	6,036,885.63	46.6%
April 15, 2025	40,187,300.00	12,550,293.06	31.2%	5,812,569.14	45.7%
October 15, 2025	39,424,250.00	12,065,956.85	30.6%	5,588,252.65	44.8%
April 15, 2026	38,661,200.00	11,581,620.64	30.0%	5,363,936.16	43.8%
October 15, 2026	37,898,150.00	11,097,284.43	29.3%	5,139,619.67	42.8%
April 15, 2027	37,135,100.00	10,612,948.22	28.6%	4,915,303.18	41.8%
October 15, 2027	36,372,050.00	10,128,612.01	27.8%	4,690,986.69	40.7%
April 15, 2028	35,609,000.00	9,644,275.80	27.1%	4,466,670.20	39.6%
October 15, 2028	34,845,950.00	9,159,939.59	26.3%	4,242,353.71	38.5%
April 15, 2029	34,082,900.00	8,675,603.38	25.5%	4,018,037.22	37.2%
October 15, 2029	33,319,850.00	—	0.0%	—	0.0%

B. Embraer ERJ 175 LR

N223NN

		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$26,650,000.00	$10,127,000.00	38.0%	$4,690,000.00	55.6%
April 15, 2018	26,231,413.61	10,127,000.00	38.6%	4,690,000.00	56.5%
October 15, 2018	25,812,827.23	9,801,219.26	38.0%	4,539,124.94	55.6%
April 15, 2019	25,394,240.84	9,475,438.52	37.3%	4,388,249.88	54.6%
October 15, 2019	24,975,654.45	9,149,657.78	36.6%	4,237,374.82	53.6%
April 15, 2020	24,557,068.06	8,823,877.04	35.9%	4,086,499.76	52.6%
October 15, 2020	24,138,481.68	8,498,096.30	35.2%	3,935,624.70	51.5%
April 15, 2021	23,719,895.29	8,172,315.56	34.5%	3,784,749.64	50.4%
October 15, 2021	23,301,308.90	7,846,534.82	33.7%	3,633,874.58	49.3%
April 15, 2022	22,882,722.51	7,520,754.08	32.9%	3,482,999.52	48.1%
October 15, 2022	22,464,136.13	7,194,973.34	32.0%	3,332,124.46	46.9%
April 15, 2023	22,045,549.74	6,869,192.60	31.2%	3,181,249.40	45.6%
October 15, 2023	21,626,963.35	6,543,411.86	30.3%	3,030,374.34	44.3%
April 15, 2024	21,208,376.96	6,217,631.12	29.3%	2,879,499.28	42.9%
October 15, 2024	20,789,790.58	5,891,850.38	28.3%	2,728,624.22	41.5%
April 15, 2025	20,371,204.19	5,566,069.64	27.3%	2,577,749.16	40.0%
October 15, 2025	19,952,617.80	5,240,288.90	26.3%	2,426,874.10	38.4%
April 15, 2026	19,534,031.41	4,914,508.16	25.2%	2,275,999.04	36.8%
October 15, 2026	19,115,445.03	4,588,727.42	24.0%	2,125,123.98	35.1%
April 15, 2027	18,696,858.64	4,262,946.68	22.8%	1,974,248.92	33.4%
October 15, 2027	18,278,272.25	3,937,165.94	21.5%	1,823,373.86	31.5%
April 15, 2028	17,859,685.86	3,611,385.20	20.2%	1,672,498.80	29.6%
October 15, 2028	17,441,099.48	3,285,604.46	18.8%	1,521,623.74	27.6%
April 15, 2029	17,022,513.09	2,959,823.72	17.4%	1,370,748.68	25.4%
October 15, 2029	16,603,926.70	—	0.0%	—	0.0%

N224NN

		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$27,066,666.67	$10,285,000.00	38.0%	$4,764,000.00	55.6%
April 15, 2018	26,641,535.78	10,285,000.00	38.6%	4,764,000.00	56.5%
October 15, 2018	26,216,404.89	9,954,136.49	38.0%	4,610,744.38	55.6%
April 15, 2019	25,791,274.00	9,623,272.98	37.3%	4,457,488.76	54.6%
October 15, 2019	25,366,143.11	9,292,409.47	36.6%	4,304,233.14	53.6%
April 15, 2020	24,941,012.22	8,961,545.96	35.9%	4,150,977.52	52.6%
October 15, 2020	24,515,881.33	8,630,682.45	35.2%	3,997,721.90	51.5%
April 15, 2021	24,090,750.44	8,299,818.94	34.5%	3,844,466.28	50.4%
October 15, 2021	23,665,619.55	7,968,955.43	33.7%	3,691,210.66	49.3%
April 15, 2022	23,240,488.66	7,638,091.92	32.9%	3,537,955.04	48.1%
October 15, 2022	22,815,357.77	7,307,228.41	32.0%	3,384,699.42	46.9%
April 15, 2023	22,390,226.88	6,976,364.90	31.2%	3,231,443.80	45.6%
October 15, 2023	21,965,095.99	6,645,501.39	30.3%	3,078,188.18	44.3%
April 15, 2024	21,539,965.10	6,314,637.88	29.3%	2,924,932.56	42.9%
October 15, 2024	21,114,834.21	5,983,774.37	28.3%	2,771,676.94	41.5%
April 15, 2025	20,689,703.32	5,652,910.86	27.3%	2,618,421.32	40.0%
October 15, 2025	20,264,572.43	5,322,047.35	26.3%	2,465,165.70	38.4%
April 15, 2026	19,839,441.54	4,991,183.84	25.2%	2,311,910.08	36.8%
October 15, 2026	19,414,310.65	4,660,320.33	24.0%	2,158,654.46	35.1%
April 15, 2027	18,989,179.76	4,329,456.82	22.8%	2,005,398.84	33.4%
October 15, 2027	18,564,048.87	3,998,593.31	21.5%	1,852,143.22	31.5%
April 15, 2028	18,138,917.98	3,667,729.80	20.2%	1,698,887.60	29.6%
October 15, 2028	17,713,787.09	3,336,866.29	18.8%	1,545,631.98	27.6%
April 15, 2029	17,288,656.20	3,006,002.78	17.4%	1,392,376.36	25.4%
October 15, 2029	16,863,525.31	—	0.0%	—	0.0%

N225NN

		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$27,080,000.00	$10,290,000.00	38.0%	$4,766,000.00	55.6%
April 15, 2018	26,654,659.69	10,290,000.00	38.6%	4,766,000.00	56.5%
October 15, 2018	26,229,319.37	9,958,975.64	38.0%	4,612,680.04	55.6%
April 15, 2019	25,803,979.06	9,627,951.28	37.3%	4,459,360.08	54.6%
October 15, 2019	25,378,638.74	9,296,926.92	36.6%	4,306,040.12	53.6%
April 15, 2020	24,953,298.43	8,965,902.56	35.9%	4,152,720.16	52.6%
October 15, 2020	24,527,958.12	8,634,878.20	35.2%	3,999,400.20	51.5%
April 15, 2021	24,102,617.80	8,303,853.84	34.5%	3,846,080.24	50.4%
October 15, 2021	23,677,277.49	7,972,829.48	33.7%	3,692,760.28	49.3%
April 15, 2022	23,251,937.17	7,641,805.12	32.9%	3,539,440.32	48.1%
October 15, 2022	22,826,596.86	7,310,780.76	32.0%	3,386,120.36	46.9%
April 15, 2023	22,401,256.54	6,979,756.40	31.2%	3,232,800.40	45.6%
October 15, 2023	21,975,916.23	6,648,732.04	30.3%	3,079,480.44	44.3%
April 15, 2024	21,550,575.92	6,317,707.68	29.3%	2,926,160.48	42.9%
October 15, 2024	21,125,235.60	5,986,683.32	28.3%	2,772,840.52	41.5%
April 15, 2025	20,699,895.29	5,655,658.96	27.3%	2,619,520.56	40.0%
October 15, 2025	20,274,554.97	5,324,634.60	26.3%	2,466,200.60	38.4%
April 15, 2026	19,849,214.66	4,993,610.24	25.2%	2,312,880.64	36.8%
October 15, 2026	19,423,874.35	4,662,585.88	24.0%	2,159,560.68	35.1%
April 15, 2027	18,998,534.03	4,331,561.52	22.8%	2,006,240.72	33.4%
October 15, 2027	18,573,193.72	4,000,537.16	21.5%	1,852,920.76	31.5%
April 15, 2028	18,147,853.40	3,669,512.80	20.2%	1,699,600.80	29.6%
October 15, 2028	17,722,513.09	3,338,488.44	18.8%	1,546,280.84	27.6%
April 15, 2029	17,297,172.77	3,007,464.08	17.4%	1,392,960.88	25.4%
October 15, 2029	16,871,832.46	—	0.0%	—	0.0%

Principal Payments

Scheduled principal payments on the issued and outstanding Series AA Equipment Notes and Series A Equipment Notes and, if any Series B Equipment Notes are issued, Series B Equipment Notes, will be made on April 15 and October 15 in certain years commencing on October 15, 2018 and ending on October 15, 2029, in the case of the Series AA Equipment Notes and the Series A Equipment Notes, and, if any Series B Equipment Notes are issued, on a date specified in any separate offering materials offering Class B Certificates, in the case of any Series B Equipment Notes. The original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Additional Aircraft will be as set forth in the table below for that Aircraft. See “Description of the Certificates—Pool Factors” in the Supplement for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

A. Boeing 737 MAX 8

N310RF

	Series AA		Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$19,296,000.00	—	$8,937,000.00
April 15, 2018	—	19,296,000.00	—	8,937,000.00
October 15, 2018	483,459.29	18,812,540.71	223,915.61	8,713,084.39
April 15, 2019	483,459.29	18,329,081.42	223,915.61	8,489,168.78
October 15, 2019	483,459.29	17,845,622.13	223,915.61	8,265,253.17
April 15, 2020	483,459.29	17,362,162.84	223,915.61	8,041,337.56
October 15, 2020	483,459.29	16,878,703.55	223,915.61	7,817,421.95
April 15, 2021	483,459.29	16,395,244.26	223,915.61	7,593,506.34
October 15, 2021	483,459.29	15,911,784.97	223,915.61	7,369,590.73
April 15, 2022	483,459.29	15,428,325.68	223,915.61	7,145,675.12
October 15, 2022	483,459.29	14,944,866.39	223,915.61	6,921,759.51
April 15, 2023	483,459.29	14,461,407.10	223,915.61	6,697,843.90
October 15, 2023	483,459.29	13,977,947.81	223,915.61	6,473,928.29
April 15, 2024	483,459.29	13,494,488.52	223,915.61	6,250,012.68
October 15, 2024	483,459.29	13,011,029.23	223,915.61	6,026,097.07
April 15, 2025	483,459.29	12,527,569.94	223,915.61	5,802,181.46
October 15, 2025	483,459.29	12,044,110.65	223,915.61	5,578,265.85
April 15, 2026	483,459.29	11,560,651.36	223,915.61	5,354,350.24
October 15, 2026	483,459.29	11,077,192.07	223,915.61	5,130,434.63
April 15, 2027	483,459.29	10,593,732.78	223,915.61	4,906,519.02
October 15, 2027	483,459.29	10,110,273.49	223,915.61	4,682,603.41
April 15, 2028	483,459.29	9,626,814.20	223,915.61	4,458,687.80
October 15, 2028	483,459.29	9,143,354.91	223,915.61	4,234,772.19
April 15, 2029	483,459.29	8,659,895.62	223,915.61	4,010,856.58
October 15, 2029	8,659,895.62	—	4,010,856.58	—

N303RG

	Series AA		Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$19,315,000.00	—	$8,946,000.00
April 15, 2018	—	19,315,000.00	—	8,946,000.00
October 15, 2018	483,935.33	18,831,064.67	224,141.11	8,721,858.89
April 15, 2019	483,935.33	18,347,129.34	224,141.11	8,497,717.78
October 15, 2019	483,935.33	17,863,194.01	224,141.11	8,273,576.67
April 15, 2020	483,935.33	17,379,258.68	224,141.11	8,049,435.56
October 15, 2020	483,935.33	16,895,323.35	224,141.11	7,825,294.45
April 15, 2021	483,935.33	16,411,388.02	224,141.11	7,601,153.34
October 15, 2021	483,935.33	15,927,452.69	224,141.11	7,377,012.23
April 15, 2022	483,935.33	15,443,517.36	224,141.11	7,152,871.12
October 15, 2022	483,935.33	14,959,582.03	224,141.11	6,928,730.01
April 15, 2023	483,935.33	14,475,646.70	224,141.11	6,704,588.90
October 15, 2023	483,935.33	13,991,711.37	224,141.11	6,480,447.79
April 15, 2024	483,935.33	13,507,776.04	224,141.11	6,256,306.68
October 15, 2024	483,935.33	13,023,840.71	224,141.11	6,032,165.57
April 15, 2025	483,935.33	12,539,905.38	224,141.11	5,808,024.46
October 15, 2025	483,935.33	12,055,970.05	224,141.11	5,583,883.35
April 15, 2026	483,935.33	11,572,034.72	224,141.11	5,359,742.24
October 15, 2026	483,935.33	11,088,099.39	224,141.11	5,135,601.13
April 15, 2027	483,935.33	10,604,164.06	224,141.11	4,911,460.02
October 15, 2027	483,935.33	10,120,228.73	224,141.11	4,687,318.91
April 15, 2028	483,935.33	9,636,293.40	224,141.11	4,463,177.80
October 15, 2028	483,935.33	9,152,358.07	224,141.11	4,239,036.69
April 15, 2029	483,935.33	8,668,422.74	224,141.11	4,014,895.58
October 15, 2029	8,668,422.74	—	4,014,895.58	—

N314RH

	Series AA		Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$19,331,000.00	—	$8,953,000.00
April 15, 2018	—	19,331,000.00	—	8,953,000.00
October 15, 2018	484,336.21	18,846,663.79	224,316.49	8,728,683.51
April 15, 2019	484,336.21	18,362,327.58	224,316.49	8,504,367.02
October 15, 2019	484,336.21	17,877,991.37	224,316.49	8,280,050.53
April 15, 2020	484,336.21	17,393,655.16	224,316.49	8,055,734.04
October 15, 2020	484,336.21	16,909,318.95	224,316.49	7,831,417.55
April 15, 2021	484,336.21	16,424,982.74	224,316.49	7,607,101.06
October 15, 2021	484,336.21	15,940,646.53	224,316.49	7,382,784.57
April 15, 2022	484,336.21	15,456,310.32	224,316.49	7,158,468.08
October 15, 2022	484,336.21	14,971,974.11	224,316.49	6,934,151.59
April 15, 2023	484,336.21	14,487,637.90	224,316.49	6,709,835.10
October 15, 2023	484,336.21	14,003,301.69	224,316.49	6,485,518.61
April 15, 2024	484,336.21	13,518,965.48	224,316.49	6,261,202.12
October 15, 2024	484,336.21	13,034,629.27	224,316.49	6,036,885.63
April 15, 2025	484,336.21	12,550,293.06	224,316.49	5,812,569.14
October 15, 2025	484,336.21	12,065,956.85	224,316.49	5,588,252.65
April 15, 2026	484,336.21	11,581,620.64	224,316.49	5,363,936.16
October 15, 2026	484,336.21	11,097,284.43	224,316.49	5,139,619.67
April 15, 2027	484,336.21	10,612,948.22	224,316.49	4,915,303.18
October 15, 2027	484,336.21	10,128,612.01	224,316.49	4,690,986.69
April 15, 2028	484,336.21	9,644,275.80	224,316.49	4,466,670.20
October 15, 2028	484,336.21	9,159,939.59	224,316.49	4,242,353.71
April 15, 2029	484,336.21	8,675,603.38	224,316.49	4,018,037.22
October 15, 2029	8,675,603.38	—	4,018,037.22	—

N315RJ

	Series AA		Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$19,331,000.00	—	$8,953,000.00
April 15, 2018	—	19,331,000.00	—	8,953,000.00
October 15, 2018	484,336.21	18,846,663.79	224,316.49	8,728,683.51
April 15, 2019	484,336.21	18,362,327.58	224,316.49	8,504,367.02
October 15, 2019	484,336.21	17,877,991.37	224,316.49	8,280,050.53
April 15, 2020	484,336.21	17,393,655.16	224,316.49	8,055,734.04
October 15, 2020	484,336.21	16,909,318.95	224,316.49	7,831,417.55
April 15, 2021	484,336.21	16,424,982.74	224,316.49	7,607,101.06
October 15, 2021	484,336.21	15,940,646.53	224,316.49	7,382,784.57
April 15, 2022	484,336.21	15,456,310.32	224,316.49	7,158,468.08
October 15, 2022	484,336.21	14,971,974.11	224,316.49	6,934,151.59
April 15, 2023	484,336.21	14,487,637.90	224,316.49	6,709,835.10
October 15, 2023	484,336.21	14,003,301.69	224,316.49	6,485,518.61
April 15, 2024	484,336.21	13,518,965.48	224,316.49	6,261,202.12
October 15, 2024	484,336.21	13,034,629.27	224,316.49	6,036,885.63
April 15, 2025	484,336.21	12,550,293.06	224,316.49	5,812,569.14
October 15, 2025	484,336.21	12,065,956.85	224,316.49	5,588,252.65
April 15, 2026	484,336.21	11,581,620.64	224,316.49	5,363,936.16
October 15, 2026	484,336.21	11,097,284.43	224,316.49	5,139,619.67
April 15, 2027	484,336.21	10,612,948.22	224,316.49	4,915,303.18
October 15, 2027	484,336.21	10,128,612.01	224,316.49	4,690,986.69
April 15, 2028	484,336.21	9,644,275.80	224,316.49	4,466,670.20
October 15, 2028	484,336.21	9,159,939.59	224,316.49	4,242,353.71
April 15, 2029	484,336.21	8,675,603.38	224,316.49	4,018,037.22
October 15, 2029	8,675,603.38	—	4,018,037.22	—

B. Embraer ERJ 175 LR

N223NN

	Series AA		Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$10,127,000.00	—	$4,690,000.00
April 15, 2018	—	10,127,000.00	—	4,690,000.00
October 15, 2018	325,780.74	9,801,219.26	150,875.06	4,539,124.94
April 15, 2019	325,780.74	9,475,438.52	150,875.06	4,388,249.88
October 15, 2019	325,780.74	9,149,657.78	150,875.06	4,237,374.82
April 15, 2020	325,780.74	8,823,877.04	150,875.06	4,086,499.76
October 15, 2020	325,780.74	8,498,096.30	150,875.06	3,935,624.70
April 15, 2021	325,780.74	8,172,315.56	150,875.06	3,784,749.64
October 15, 2021	325,780.74	7,846,534.82	150,875.06	3,633,874.58
April 15, 2022	325,780.74	7,520,754.08	150,875.06	3,482,999.52
October 15, 2022	325,780.74	7,194,973.34	150,875.06	3,332,124.46
April 15, 2023	325,780.74	6,869,192.60	150,875.06	3,181,249.40
October 15, 2023	325,780.74	6,543,411.86	150,875.06	3,030,374.34
April 15, 2024	325,780.74	6,217,631.12	150,875.06	2,879,499.28
October 15, 2024	325,780.74	5,891,850.38	150,875.06	2,728,624.22
April 15, 2025	325,780.74	5,566,069.64	150,875.06	2,577,749.16
October 15, 2025	325,780.74	5,240,288.90	150,875.06	2,426,874.10
April 15, 2026	325,780.74	4,914,508.16	150,875.06	2,275,999.04
October 15, 2026	325,780.74	4,588,727.42	150,875.06	2,125,123.98
April 15, 2027	325,780.74	4,262,946.68	150,875.06	1,974,248.92
October 15, 2027	325,780.74	3,937,165.94	150,875.06	1,823,373.86
April 15, 2028	325,780.74	3,611,385.20	150,875.06	1,672,498.80
October 15, 2028	325,780.74	3,285,604.46	150,875.06	1,521,623.74
April 15, 2029	325,780.74	2,959,823.72	150,875.06	1,370,748.68
October 15, 2029	2,959,823.72	—	1,370,748.68	—

N224NN

	Series AA		Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$10,285,000.00	—	$4,764,000.00
April 15, 2018	—	10,285,000.00	—	4,764,000.00
October 15, 2018	330,863.51	9,954,136.49	153,255.62	4,610,744.38
April 15, 2019	330,863.51	9,623,272.98	153,255.62	4,457,488.76
October 15, 2019	330,863.51	9,292,409.47	153,255.62	4,304,233.14
April 15, 2020	330,863.51	8,961,545.96	153,255.62	4,150,977.52
October 15, 2020	330,863.51	8,630,682.45	153,255.62	3,997,721.90
April 15, 2021	330,863.51	8,299,818.94	153,255.62	3,844,466.28
October 15, 2021	330,863.51	7,968,955.43	153,255.62	3,691,210.66
April 15, 2022	330,863.51	7,638,091.92	153,255.62	3,537,955.04
October 15, 2022	330,863.51	7,307,228.41	153,255.62	3,384,699.42
April 15, 2023	330,863.51	6,976,364.90	153,255.62	3,231,443.80
October 15, 2023	330,863.51	6,645,501.39	153,255.62	3,078,188.18
April 15, 2024	330,863.51	6,314,637.88	153,255.62	2,924,932.56
October 15, 2024	330,863.51	5,983,774.37	153,255.62	2,771,676.94
April 15, 2025	330,863.51	5,652,910.86	153,255.62	2,618,421.32
October 15, 2025	330,863.51	5,322,047.35	153,255.62	2,465,165.70
April 15, 2026	330,863.51	4,991,183.84	153,255.62	2,311,910.08
October 15, 2026	330,863.51	4,660,320.33	153,255.62	2,158,654.46
April 15, 2027	330,863.51	4,329,456.82	153,255.62	2,005,398.84
October 15, 2027	330,863.51	3,998,593.31	153,255.62	1,852,143.22
April 15, 2028	330,863.51	3,667,729.80	153,255.62	1,698,887.60
October 15, 2028	330,863.51	3,336,866.29	153,255.62	1,545,631.98
April 15, 2029	330,863.51	3,006,002.78	153,255.62	1,392,376.36
October 15, 2029	3,006,002.78	—	1,392,376.36	—

N225NN

	Series AA		Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	—	$10,290,000.00	—	$4,766,000.00
April 15, 2018	—	10,290,000.00	—	4,766,000.00
October 15, 2018	331,024.36	9,958,975.64	153,319.96	4,612,680.04
April 15, 2019	331,024.36	9,627,951.28	153,319.96	4,459,360.08
October 15, 2019	331,024.36	9,296,926.92	153,319.96	4,306,040.12
April 15, 2020	331,024.36	8,965,902.56	153,319.96	4,152,720.16
October 15, 2020	331,024.36	8,634,878.20	153,319.96	3,999,400.20
April 15, 2021	331,024.36	8,303,853.84	153,319.96	3,846,080.24
October 15, 2021	331,024.36	7,972,829.48	153,319.96	3,692,760.28
April 15, 2022	331,024.36	7,641,805.12	153,319.96	3,539,440.32
October 15, 2022	331,024.36	7,310,780.76	153,319.96	3,386,120.36
April 15, 2023	331,024.36	6,979,756.40	153,319.96	3,232,800.40
October 15, 2023	331,024.36	6,648,732.04	153,319.96	3,079,480.44
April 15, 2024	331,024.36	6,317,707.68	153,319.96	2,926,160.48
October 15, 2024	331,024.36	5,986,683.32	153,319.96	2,772,840.52
April 15, 2025	331,024.36	5,655,658.96	153,319.96	2,619,520.56
October 15, 2025	331,024.36	5,324,634.60	153,319.96	2,466,200.60
April 15, 2026	331,024.36	4,993,610.24	153,319.96	2,312,880.64
October 15, 2026	331,024.36	4,662,585.88	153,319.96	2,159,560.68
April 15, 2027	331,024.36	4,331,561.52	153,319.96	2,006,240.72
October 15, 2027	331,024.36	4,000,537.16	153,319.96	1,852,920.76
April 15, 2028	331,024.36	3,669,512.80	153,319.96	1,699,600.80
October 15, 2028	331,024.36	3,338,488.44	153,319.96	1,546,280.84
April 15, 2029	331,024.36	3,007,464.08	153,319.96	1,392,960.88
October 15, 2029	3,007,464.08	—	1,392,960.88	—

Additional Information

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC or Deutsche Bank Securities Inc. toll-free at 1-866 471-2526, 1-800 221-1037 or 1-800 503-4611, respectively.